Exhibit 10.1

EXECUTION VERSION
FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
This Fifth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of September 20, 2017, by and between EAST WEST BANK (“Bank”) and MAXWELL TECHNOLOGIES, INC. (“Borrower”).
RECITALS
WHEREAS, Borrower and Bank are parties to the Loan and Security Agreement, dated as of July 3, 2015, as amended by (i) the First Amendment to the Loan and Security Agreement, dated as of April 12, 2016, by and between Bank and Borrower, (ii) the Second Amendment to the Loan and Security Agreement, dated July 27, 2016, by and between Bank and Borrower, (iii) the Third Amendment to the Loan and Security Agreement, dated October 31, 2016, by and between Bank and Borrower, and (iv) the Fourth Amendment to the Loan and Security Agreement, dated February 28, 2017, by and between Bank and Borrower (as amended from time to time, the “Loan Agreement”);
WHEREAS, Borrower has requested that Bank consent to Borrower incurring Indebtedness in the aggregate principal amount of up to Sixty-Five Million Dollars ($65,000,000), as evidenced by Convertible Senior Notes to be issued pursuant to an Indenture that Borrower is to enter into on or about the date of this Amendment; and
WHEREAS, Bank is willing to agree to Borrower’s request, on the terms set forth herein;
NOW, THEREFORE, the parties agree as follows:
1.Amendments to Loan Agreement.
(a)    Section 6.2 of the Loan Agreement is amended by adding a new subsection (h) to read as follows:
(h)    If on the last day of any month (i) one or more Advances are outstanding and (ii) Liquidity (Bank Only) is less than Twenty-Five Million Dollars ($25,000,000), Borrower shall deliver to Bank within fifteen (15) days of such day a statement setting forth the amount of Consolidated Cash that Borrower has in deposit accounts with financial institutions other than Bank on such day (the “Non-Bank Consolidated Cash Statement”).
(b)    Section 6.6(b) of the Loan Agreement is amended to read as follows:
(b)    Lockbox; Account Collection Services.
(i)    Borrower shall direct each Account Debtor (and each depository institution where proceeds of Accounts are on deposit) to remit payments with respect to the Accounts to a lockbox account established with Bank or to wire transfer payments to a cash collateral account that Bank controls (collectively, the “Lockbox”).
(ii)    So long as no Event of Default exists or an event that with notice or lapse of time or both will be an Event of Default, within three (3) days of receipt of any amounts by Bank (whether directly from Borrower or into the Lockbox), Bank will turn over to Borrower the proceeds of the Accounts of Borrower by deposit in Borrower’s deposit account with Bank; provided, however, that if an Event of Default exists, Bank may deduct from the proceeds amounts due and owing to Bank hereunder before depositing them in Borrower’s deposit account with Bank.
(iii)    If Liquidity as of the last day of any calendar month is less than Twenty-Five Million Dollars ($25,000,000) (the “Minimum Liquidity Amount”), as

determined by Bank, based on (x) the Consolidated Cash with financial institutions other than Bank as of such day if a Non-Bank Consolidated Cash Statement is required to be delivered pursuant to Section 6.2(h), (y) the Consolidated Cash on deposit in deposit accounts maintained with Bank as of such day, and (z) the most recently delivered Borrowing Base Certificate (as delivered by Borrower in accordance with Section 6.2(b) or, if not so delivered, as prepared by Bank), then, for so long as Liquidity remains less than the Minimum Liquidity Amount, when amounts are due and owing to Bank hereunder Bank may deduct such amounts from the proceeds of Accounts before depositing them in Borrower’s deposit account with Bank.
(c)    Section 7.4 of the Loan Agreement is amended to read as follows:
7.4    Indebtedness. Create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except Indebtedness to Bank; provided, however, that Borrower may prepay any Indebtedness by conversion of such Indebtedness (or any portion thereof) into capital stock in Borrower.
(d)    The definition of “Permitted Indebtedness” in Exhibit A to the Loan Agreement is amended to read as follows:
“Permitted Indebtedness” means:

(a)	Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

(b)	Indebtedness existing on the Closing Date and disclosed in the Schedule;

(c)
Indebtedness not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any Fiscal Year secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness;

(d)	Subordinated Debt;
(e)    Indebtedness with respect to surety bonds and similar obligations;

(f)	Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(g)	Indebtedness to trade creditors incurred in the ordinary course of business;

(h)
Indebtedness in an aggregate principal amount of up to Sixty-Five Million Dollars ($65,000,000) evidenced by the Convertible Senior Notes issued by Borrower pursuant to the Indenture, dated September 2017; and

(i)	Extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased.

(e)    Exhibit A to the Loan Agreement is amended by adding the definitions “Availability”, “Liquidity” and “Liquidity (Bank Only)”, in the appropriate alphabetical locations, to read as follows:
“Availability” means as of any date, the amount equal to (i) the lesser of (A) the Revolving Line or (B) the Borrowing Base on such date, less (i) the sum of (A) the Advances outstanding on such date and (B) the aggregate undrawn face amount on such date of the Letters of Credit issued under the Letter of Credit Sublimit.
“Liquidity” means as of any date, the sum of (i) Availability on such date and (ii) Consolidated Cash on such date.
“Liquidity (Bank Only)” means as of any date, the sum of (i) Availability on such date and (ii) Consolidated Cash on deposit with Bank on such date.
2.    Course of Dealing. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision of the Loan Documents shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.
3.    Miscellaneous. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Loan Agreement. The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Loan Agreement, as in effect prior to the date hereof.
4.    Representations and Warranties. Borrower represents and warrants that the Representations and Warranties contained in the Loan Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.
5.    Conditions Precedent. As conditions precedent to the effectiveness of this Amendment:
(a)    Bank shall have received, in form and substance satisfactory to Bank, the following:
(i)    this Amendment, duly executed by Borrower; and
(ii)    such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate;
(b)    The Swiss Subsidiary shall have consented to this Amendment and shall have reaffirmed its guaranty of the Obligations pursuant to the Swiss Subsidiary Guaranty Documents by executing this Amendment as set forth below;
(c)    Borrower shall have paid an amendment fee of Five Thousand Dollars ($5,000), which shall be fully-earned and nonrefundable; and
(d)    Borrower shall have paid all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts.

6.    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

MAXWELL TECHNOLOGIES, INC.

By: ______/s/ David Lyle____________________
Name:__David Lyle_______________________
Title:_____CFO____________________

EAST WEST BANK

By:___/s/ Alexis Coyle____________________
Name:____Alexis Coyle____________________
Title:___Managing Director____________________

[Signature Page to Fifth Amendment to Loan and Security Agreement]

The Swiss Subsidiary consents to the modifications to the Obligations pursuant to this Amendment, hereby ratifies the provisions of the Swiss Subsidiary Guaranty Documents and confirms that all provisions of Swiss Subsidiary Guaranty Documents are in full force and effect.

MAXWELL TECHNOLOGIES SA

By:___/s/ Emily Lough______________
Name:__Emily Lough_____________________________
Title:___Director__________________

[Signature Page to Fifth Amendment to Loan and Security Agreement]